Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM UPDATES OPERATING ACTIVITIES

Successful Drilling Continues on All of the Company’s Oil-Focused Drilling Projects

Mississippian Limestone Horizontal Play Moving into Western Kansas

DENVER, COLORADO,  June 26, 2012 — Credo Petroleum Corporation (NASDAQ:  CRED), an oil and gas exploration and production company with significant assets in the North Dakota Bakken and Three Forks, Kansas, Nebraska, the Texas Panhandle and Oklahoma, today updated its drilling operations.

Michael D. Davis, interim Chief Executive Officer, stated, “This press release updates our drilling activities since our previous updates on April 17, 2012 and May 8, 2012.  We are continuing to execute an aggressive oil-focused drilling program with good results in all of our plays.  In particular, we are very pleased with our new Cleveland sand horizontal wildcat discovery in the Texas Panhandle which tested 438 BOE per day during completion.

Davis continued, “We are keenly aware of current uncertainty regarding the world economy and falling oil prices.  We know from many years of oil industry experience that periods of uncertainty often present significant opportunities for those who take a responsible long term view.”

BAKKEN AND THREE FORKS DRILLING PROJECT

Credo has participated in 30 Bakken and Three Forks wells to date.  As shown in the tables below, 21 of the wells have been completed and all are high rate producers.  Eleven new producing wells have been placed on production this fiscal year, and five producers have been added since the Company’s last update.  Nine wells are currently in various stages of drilling or completion, and another nine wells are on the drilling schedule for the remainder of fiscal 2012.  This activity brings the Company’s expected Bakken and Three Forks well count to 39 by fiscal year end.  Based on drilling activity on the Fort Berthold Reservation, the Company expects additional wells to be added to this year’s drilling schedule.

Producing—21 Wells (Average 8.1% Working Interest)

Well Name	Operator	Formation	WI	IP BOEPD
Fort Berthold 147-94-3A-10-1H	PetroHunt	Bakken	18.75%	1,285
GoodBear 21-14H	Marathon	Bakken	14.61%	1,280
GoodBear 31-14H	Marathon	Bakken	14.61%	1,357
Fort Berthold 148-94-17D 1-H	PetroHunt	Bakken	10.00%	1,486

Fort Berthold 148-94-17D 2H	PetroHunt	Three Forks	10.00%	1,697
Sorenson B-155-94-35-26-H1	Hess	Bakken	6.25%	908
Sorenson B-155-94-35-26-H2	Hess	Bakken	6.25%	1,292
Weisz 11-14-1H	Brigham	Bakken	6.05%	2,278
MHA 1-32-31H-150-90	QEP	Bakken	3.57%	1,520
State of ND 10-3H	WPX	Bakken	3.13%	2,141
FBIR Beaks 24X-08	XTO	Bakken	3.13%	1,168
Debbie Baklenko 12-26H	Marathon	Bakken	1.56%	1,352
Mary R. Smith 5-8H	WPX	Bakken	1.56%	964
Ethan Hall 6B-31-30-1H	Enerplus	Bakken	1.48%	3,732
Spotted Rabbit 14-23H	WPX	Bakken	1.17%	1,524
Fort Berthold 151-94-26B-35-1H	PetroHunt	Bakken	0.63%	2,937
Fort Berthold 148-95-23D-14-1H(1)	PetroHunt	Three Forks	20.05%	1,569
FBIR Black Medicine 24X-21(1)	XTO	Bakken	3.13%	2,153
Fort Berthold 148-95-26A-35-1H(1)	PetroHunt	Bakken	6.01%	1,697
Fort Berthold 148-94-30A-31-1H(1)	PetroHunt	Three Forks	19.37%	Pending
Fort Berthold 148-94-30A-31-2H(1)	PetroHunt	Three Forks	19.37%	Pending

(1)  New producing well since last Bakken and Three Forks press release on April 17, 2012.

Drilling or Completing—9 Wells (Average 10.2% Working Interest)

Well Name	Operator	Formation	WI	Status
Fort Berthold 152-93-18B-19-1H	PetroHunt	Three Forks	12.99%	Completing
Fort Berthold 148-95-22D-15-1H	PetroHunt	Bakken	12.24%	Completing
Goodbird 36-25 HC	WPX	Bakken	1.56%	Completing
Fort Berthold 152-93-18B-19-2H(2)	PetroHunt	Bakken	12.99%	Completing
Fettig 6-7 HC	WPX	Bakken	6.73%	Drilling
Fort Berthold 148-94-29B-32-1H(2) (3)	PetroHunt	Three Forks	18.75%	Drilling
Fort Berthold 152-93-18B-19-3H(2)	PetroHunt	Three Forks	12.99%	Drilling
Linseth 149-95-12-13-1H(2)	WPX	Three Forks	5.30%	Drilling
Emerald 148-95-03A-10H(2) (3)	Enerplus	Bakken	8.07%	Drilling

(2)          New drilling wells since last Bakken and Three Forks press release on April 17, 2012.

(3)          Participation election pending.

Scheduled For Remainder of Fiscal Year—-9 Wells (Average 6.8% Working Interest)

				Expected
Well Name	Operator	Formation	WI	Spud Date
Fort Berthold 148-95-24C-13-1H	PetroHunt	Three Forks	12.50%	July
Fettig 6-7 HB	WPX	Bakken	6.73%	July
Independence 2-35HC(4) (5)	WPX	Bakken	3.13%	July
Fort Berthold 148-94-29B-32-2H	PetroHunt	Three Forks	18.75%	August
MHA 150-5-32-31H(4) (5)	QEP	Bakken	3.57%	August
WPX 148-92-30-31	WPX	Bakken	4.08%	September
QEP 150-92-26-27	QEP	Bakken	11.25%	October
Fort Berthold 151-94-26B-35-2H(4)	PetroHunt	Three Forks	0.63%	October
Fort Berthold 151-94-26B-35-3H(4)	PetroHunt	Bakken	0.63%	October

(4)          New wells scheduled since last Bakken and Three Forks press release on April 17, 2012.

(5)          Participation election pending.

TEXAS PANHANDLE DRILLING PROJECT

In the Texas Panhandle, Credo owns 8,500 gross (2,400 net) acres.  The acreage is highly prospective for Tonkawa and Cleveland horizontal drilling and Morrow vertical drilling.  Each 640-acre spacing unit could ultimately contain two Tonkawa and two Cleveland wells.

The Company recently completed its first horizontal Cleveland well as a wildcat discovery.  During completion, the well flowed at the rate of 438 BOEPD, which is particularly exciting because it is rare for a Cleveland well to flow under its own pressure without artificial lift.  The well was drilled on a 640 acre spacing unit and reached a total measured depth of 13,568 feet.  It was completed in 14 stages using almost a million pounds of frac sand.  Credo owns a 25% working interest in the new discovery, and believes there is potential for nine additional Cleveland locations on its acreage.

The Company has also drilled two horizontal Tonkawa formation wells on its Texas Panhandle acreage with an average 29% working interest.  In total, the Company has 17 potential horizontal Cleveland and Tonkawa well locations and three vertical Morrow formation well locations.

KANSAS AND NEBRASKA DRILLING PROJECT

Credo currently owns approximately 147,000 gross (85,000 net) acres in Kansas and Nebraska.  To date, the Company has shot approximately 200 square miles of 3-D seismic and has drilled 114 wells in Kansas and 19 wells in Nebraska, including seven wells since its last update about a month ago.  The Company is continuing to achieve a drilling success rate of approximately 40% together with excellent risk adjusted rates of return.  Three additional seismic surveys are planned for this year covering about 66 square miles.

Credo previously announced six new field discoveries in Kansas and Nebraska and the potential for at least 25 offset locations.  Successful confirmation wells have now been drilled on three of the recently announced new field discoveries.  One of the six discoveries, which initial tests indicated may be significant, is expected to come on line in the next few weeks.

Davis continued, “We are very busy in Kansas and Nebraska where we have drilled seven wells in the past month.  This is a scalable and repeatable project which has the best risk adjusted rates of return of our various drilling projects.

“The Mississippian Limestone play has now expanded into our operating areas of Kansas.  Because this is one of the most exciting horizontal drilling oil plays in the U.S., we are beginning to see large independents, and even the super-majors, take acreage positions and test drilling and production concepts.  Credo currently has about 36,000 gross (25,000 net) acres which are prospective for the play.  At least one large independent is also preparing to test concept on drilling horizontal wells in the Lansing Kansas City formation.  If these concepts prove viable, Credo is in an excellent position to build a meaningful participation in the play.”

About Credo Petroleum

Credo Petroleum Corporation is an independent oil and gas exploration, development and production company based in Denver, Colorado.  The Company has significant operations in the Williston Basin of North Dakota, Kansas, Nebraska, the Anadarko Basin of the Texas Panhandle and northwest Oklahoma, and in southern Oklahoma.  Credo uses advanced technologies to systematically explore for oil and gas and, through its patented Calliope Gas Recovery System, to recover additional reserves from largely depleted gas reservoirs.

On June 3, 2012, Credo entered into a definitive agreement pursuant to which Forestar Group Inc. (NYSE: FOR) will acquire all of the outstanding shares of Credo’s common stock for $14.50 per share, or approximately $146 million in the aggregate.  The transaction is expected to close in the second half of 2012, and is subject to a number of customary closing conditions, including approval of Credo’s stockholders.  The transaction is not subject to approval by Forestar stockholders nor is it subject to any financing conditions.

For more information, please visit our website at www.credopetroleum.com or contact us at 303-297-2200.

Additional Information Regarding the Forestar Transaction

In connection with the proposed transaction, Credo will file with the Securities and Exchange Commission (the “SEC”) a proxy statement.  The definitive proxy statement will be mailed to stockholders of Credo.  Credo urges investors to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction.  You may obtain a free copy of the proxy statement (when available) and other related documents filed by Credo with the SEC at the SEC’s website at www.sec.gov.  The proxy statement (when it is available) may also be obtained for free by accessing Credo’s website at www.credopetroleum.com by clicking on the link for “Investor Relations”, then clicking on the link for “Proxy Statement”.

Participants in the Forestar Transaction

Credo and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Credo’s stockholders in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Credo’s stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement when it is filed with the SEC.  You can find information about Credo’s executive officers and directors in Credo’s definitive proxy statement filed with the SEC on February 28, 2012.

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Contact:	Michael D. Davis
Chief Operating Officer
and CEO (Interim)
or
Alford B. Neely
Chief Financial Officer
303-297-2200

Website:	www.credopetroleum.com

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the Company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Forward-looking statements or information in this press release include, but are not limited to, statements or information concerning our potential for additional acreage, expected number of wells in a spacing unit, number of anticipated well locations, expected well count by fiscal year-end, expected new discoveries to be added to our drilling program and expected transaction timing.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the Company’s Annual Report on Form 10-K/A for more information.  Although the Company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.